Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Nicola Cotugno, Raffaele Grandi and Domingo Valdés, to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign a Registration Statement or Registration Statements on Form F-3 or any other form that Enel Chile S.A. (the “Company”) is then eligible to use, including any additional registration statements which may be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including post-effective amendments), and supplements thereto to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, relating to the unallocated shelf registration of securities of the Company, as approved in the resolutions adopted by the Board of Directors of the Company, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Herman Chadwick Herman Chadwick	Chairman of the Board of Directors	January 29, 2018

/s/ Giulio Fazio Giulio Fazio	Director	January 31, 2018

/s/ Salvatore Bernabei Salvatore Bernabei	Director	January 30, 2018

Signature	Title	Date

/s/ Pablo Cabrera Pablo Cabrera	Director	January 30, 2018

/s/ Fernán Gazmuri Fernán Gazmuri	Director	January 30, 2018

/s/ Gerardo Jofré Gerardo Jofré	Director	January 30, 2018

/s/ Vicenzo Ranieri Vicenzo Ranieri	Director	January 30, 2018

/s/ Nicola Cotugno Nicola Cotugno	Chief Executive Officer (Principal Executive Officer)	January 30, 2018

/s/ Raffaele Grandi Raffaele Grandi	Chief Financial Officer (Principal Financial Officer)	January 30, 2018

/s/ Paolo Pirri Paolo Pirri	Chief Accounting Officer	January 30, 2018

Authorized Representative in the U.S. for

Enel Chile S.A.

/s/ Donald J. Puglisi		Date: January 30, 2018
Name:	Donald J. Puglisi
Title:	Managing Director
Puglisi & Associates

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